EXHIBIT (99)(a)

NEWS RELEASE

January 22, 2008
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $1.6 million, or $0.28 basic and diluted net income per share, for the three months ended December 31, 2007 as compared to $1.9 million or $0.33 basic and diluted net income per share, for the same period one year ago.  December 31, 2006 per share amounts have been restated to reflect the 3-for-2 stock split declared and distributed during the second quarter 2007.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in fourth quarter earnings to a decrease in net interest income, an increase in provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income.

Year-to-date net income as of December 31, 2007 was $9.6 million, or $1.68 basic net income per share and $1.65 diluted net income per share as compared to $9.2 million, or $1.61 basic net income per share and $1.58 diluted net income per share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to growth in interest-earning assets, which contributed to increases in net interest income and non-interest income.  In addition, the Company had a decrease in the provision for loan losses for the year ended December 31, 2007 as compared to the same period one year ago. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense as discussed below.

Shareholders’ equity increased to $70.1 million, or 7.73% of total assets, at December 31, 2007 as compared to $62.8 million, or 7.67% of total assets, at December 31, 2006 as a result of net income earned less dividends paid for the period combined with a $2.5 million increase in accumulated other comprehensive income (loss) from December 31, 2006 to December 31, 2007.  The increase in accumulated other comprehensive income (loss) is primarily due to an increase in the market value of available for sale securities.

Net interest income for the quarter ended December 31, 2007 decreased 2% to $8.3 million compared to $8.4 million for the same period one year ago.  This decrease is primarily attributable to a reduction in the Bank’s prime commercial lending rate during 2007.  Net interest income after the provision for loan losses decreased 3% to $7.5 million during the fourth quarter of 2007, compared to $7.7 million for the same period one year ago.  The provision for loan losses for the three months ended December 31, 2007 was $785,000 as compared to $655,000 for the same period one year ago, primarily attributable to an increase in loan growth of $5.8 million in fourth quarter 2007 when compared to fourth quarter 2006.

Non-interest income increased 63% to $2.5 million for the three months ended December 31, 2007, as compared to $1.6 million for the same period one year ago.  Increases in components of non-interest income for the three months ended  December 31, 2007 compared to the same period last year include a $377,000 increase in service charges and fees resulting from growth in deposit base coupled with normal pricing changes, an increase in mortgage banking income of $191,000 primarily due to a $185,000 write-down of the Bank’s mortgage servicing asset in fourth quarter 2006 and an increase in miscellaneous income of $143,000 due to a $132,000 reduction in losses on the disposition of assets in fourth quarter 2007 when compared to fourth quarter

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS – PAGE TWO

2006.  These increases in non-interest income were combined with a $254,000 decrease in the loss on sale of securities in fourth quarter 2007 when compared to fourth quarter 2006.

Non-interest expense increased 20% to $7.6 million for the three months ended December 31, 2007, as compared to $6.3 million for the same period last year.  The increase in non-interest expense included: (1) an increase of $910,000 or 30% in salaries and benefits expense due to normal salary increases and expense associated with additional staff for new branches, (2) an increase of $108,000 or 10% in occupancy expense due primarily to an increase in furniture and equipment expense and lease expense associated with the new office in Cornelius, and (3) a net increase of $219,000 or 10% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $70,000 in advertising expense, an increase of $64,000 in FDIC insurance expense, an increase of $63,000 in office supplies expense, an increase of $75,000 in taxes and licenses expense and an increase of $58,000 in deposit program expense.  These increases in non-interest expenses other than salary, benefits and occupancy expenses were partially offset by a $152,000 decrease in amortization of trust preferred securities issuance costs.

Year-to-date net interest income as of December 31, 2007 increased 6% to $34.1 million compared to $32.3 million for the same period one year ago.  This increase is primarily attributable to an increase in the average outstanding balances of loans for the year ended December 31, 2007.  Net interest income after the provision for loan losses increased 8% to $32.1 million for the year ended December 31, 2007, compared to $29.8 million for the same period one year ago.  The provision for loan losses for the year ended December 31, 2007 was $2.0 million as compared to $2.5 million for the same period one year ago, primarily attributable to a reduction in net charge-offs of $396,000.

Non-interest income increased 17% to $8.8 million for the year ended December 31, 2007, as compared to $7.6 million for the same period one year ago.  The increase in non-interest income is primarily due to an increase in service charges and fees of $747,000 resulting from growth in deposit base coupled with normal pricing changes, an increase of $133,000 in insurance and brokerage commission primarily due to an increase in income from the Bank’s investment subsidiary, an increase in mortgage banking income of $271,000 primarily due to a $185,000 write-down of the Bank’s mortgage servicing asset in fourth quarter 2006 combined with an increase in brokered loan activity and an increase in miscellaneous income of $81,000.

Non-interest expense increased 13% to $26.0 million for the year ended December 31, 2007, as compared to $23.0 million for the same period last year. The increase in non-interest expense included: (1) an increase of $2.1 million or 18% in salaries and benefits expense due to normal salary increases and expenses associated with additional staff for the new branches, (2) an increase of $571,000 or 14% in occupancy expense due to an increase in furniture and equipment expense and lease expense associated with the new office opened in Monroe in June 2006 and the new office opened in Cornelius in June 2007, and (3) a net increase of $336,000 or 5% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $215,000 in advertising expense, an increase of $144,000 in professional fees, an increase of $118,000 in office supplies expense and an increase of $88,000 in debit card expense.  These increases in non-interest expenses other than salary, benefits and occupancy expenses were partially offset by a $461,000 decrease in amortization of trust preferred securities issuance costs.  The Company paid a $178,000 prepayment fee in the first quarter of 2006 on the early termination of a $5.0 million Federal Home Loan Bank advance.  This fee was included in other non-interest expense.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS – PAGE THREE

Total assets as of December 31, 2007 amounted to $906.8 million, an increase of 11% compared to total assets of $818.9 million at December 31, 2006.  This increase is primarily attributable to an increase in loans.  Loans increased 11% to $722.3 million as of December 31, 2007 compared to $651.4 million as of December 31, 2006. Premises and equipment increased $5.4 million to $18.2 million at December 31, 2007 as compared to $12.8 million at December 31, 2006 primarily due to the purchase of a previously leased branch office and costs associated with new offices.

Non-performing assets totaled $8.5 million at December 31, 2007 or 0.93% of total assets, compared to $8.0 million at December 31, 2006 or 0.97% of total assets.  The allowance for loan losses at December 31, 2007 amounted to $9.1 million or 1.26% of total loans compared to $8.3 million or 1.27% of total loans at December 31, 2006.

Deposits amounted to $693.6 million as of December 31, 2007, representing an increase of 9% over deposits of $633.8 million at December 31, 2006.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $50.5 million to $490.1 million at December 31, 2007 as compared to $439.6 million at December 31, 2006 due to concerted efforts to attract additional deposits from existing customers and to attract new customers in our existing offices along with deposits gathered in the two new offices opened since June 2006.  The Bank has also introduced remote deposit capture for customers in 2007, which has enabled the Bank to gather additional deposits from several existing customers and has been helpful in attracting new customers at the new office in Cornelius.  Certificates of deposit in amounts greater than $100,000 or more totaled $203.5 million at December 31, 2007 as compared to $194.2 million at December 31, 2006.

Securities sold under agreement to repurchase increased $21.2 million to $27.6 million at December 31, 2007 as compared to $6.4 million at December 31, 2006 as concerted efforts to promote cash management services have increased customer usage of this product.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County, three offices in Mecklenburg County and one office in Union County.  The Bank opened two new offices in January 2008: a traditional banking office in Mooresville, in Iredell County, and a Banco de le Gente office in Raleigh, in Wake County.  The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2006.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS

CONSOLIDATED BALANCE SHEETS
December 31, 2007 and December 31, 2006

	December 31, 2007	December 31, 2006
	(Unaudited)
ASSETS:
Cash and due from banks	$27,647,627	$18,860,318
Federal funds sold	2,152,000	2,640,000
Cash and cash equivalents	29,799,627	21,500,318

Investment securities available for sale	120,968,358	117,581,000
Other investments	6,433,947	7,295,449
Total securities	127,402,305	124,876,449

Loans	722,276,948	651,381,129
Less: Allowance for loan losses	(9,103,058)	(8,303,432)
Net loans	713,173,890	643,077,697

Premises and equipment, net	18,234,393	12,816,385
Cash surrender value of life insurance	6,776,379	6,532,406
Accrued interest receivable and other assets	11,395,396	10,144,283
Total assets	$906,781,990	$818,947,538

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$112,071,090	$101,393,142
NOW, MMDA & Savings	196,959,895	174,577,641
Time, $100,000 or more	203,499,504	194,176,291
Other time	181,108,214	163,673,215
Total deposits	693,638,703	633,820,289

Demand notes payable to U.S. Treasury	1,600,000	1,600,000
Securities sold under agreement to repurchase	27,583,263	6,417,803
FHLB borrowings	87,500,000	89,300,000
Junior subordinated debentures	20,619,000	20,619,000
Accrued interest payable and other liabilities	5,739,442	4,355,073
Total liabilities	836,680,408	756,112,165

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 5,624,234 shares in 2007
and 3,830,634 shares in 2006	48,651,895	51,122,147
Retained earnings	19,741,876	12,484,463
Accumulated other comprehensive income (loss)	1,707,811	(771,237)
Total shareholders' equity	70,101,582	62,835,373

Total liabilities and shareholders' equity	$906,781,990	$818,947,538

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2007 and 2006

	Three months ended		Years ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$13,933,821	$13,479,873	$55,400,514	$49,667,700
Interest on federal funds sold	16,161	23,287	383,492	85,307
Interest on investment securities:
U.S. Government agencies	1,160,016	1,115,072	4,571,571	4,321,346
States and political subdivisions	226,048	210,776	887,584	798,185
Other	124,840	131,766	488,465	521,077
Total interest income	15,460,886	14,960,774	61,731,626	55,393,615

INTEREST EXPENSE:
NOW, MMDA & savings deposits	1,123,393	885,963	4,098,892	3,060,201
Time deposits	4,446,186	4,052,377	17,430,012	14,188,623
FHLB borrowings	977,649	824,512	3,758,996	3,588,169
Junior subordinated debentures	380,129	685,152	1,475,701	1,962,692
Other	277,863	127,111	821,331	310,188
Total interest expense	7,205,220	6,575,115	27,584,932	23,109,873
NET INTEREST INCOME	8,255,666	8,385,659	34,146,694	32,283,742
PROVISION FOR LOAN LOSSES	785,000	655,000	2,038,000	2,513,282
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,470,666	7,730,659	32,108,694	29,770,460

NON-INTEREST INCOME:
Service charges	1,260,317	1,011,566	4,278,238	3,929,956
Other service charges and fees	514,676	386,308	1,938,137	1,539,367
Gain (loss) on sale of securities	-	(254,403)	(561,832)	(591,856)
Mortgage banking income	124,816	(66,385)	560,291	289,293
Insurance and brokerage commission	112,391	94,353	521,095	388,559
Miscellaneous	535,810	393,033	2,079,765	1,998,476
Total non-interest income	2,548,010	1,564,472	8,815,694	7,553,795
NON-INTEREST EXPENSE:
Salaries and employee benefits	3,980,173	3,070,375	13,887,841	11,785,094
Occupancy	1,231,913	1,124,326	4,750,634	4,180,058
Other	2,365,800	2,146,651	7,354,401	7,017,986
Total non-interest expenses	7,577,886	6,341,352	25,992,876	22,983,138

INCOME BEFORE INCOME TAXES	2,440,790	2,953,779	14,931,512	14,341,117
INCOME TAXES	838,700	1,052,200	5,339,541	5,170,300

NET INCOME	$1,602,090	$1,901,579	$9,591,971	$9,170,817
PER SHARE AMOUNTS
Basic net income	$0.28	$0.33	$1.68	$1.61
Diluted net income	$0.28	$0.33	$1.65	$1.58
Cash dividends	$0.12	$0.12	$0.41	$0.33
Book value	$12.46	$10.94	$12.46	$10.94

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2007 and 2006

	Three months ended		Years ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$119,953,571	$119,832,891	$120,295,773	$118,605,090
Loans	698,558,453	631,796,382	665,378,871	604,426,631
Earning assets	827,743,581	761,342,962	801,093,438	732,712,261
Assets	879,315,517	803,134,907	846,835,613	772,585,007
Deposits	677,788,058	624,740,930	659,173,483	605,407,021
Shareholders' equity	69,584,027	62,847,668	70,586,143	62,465,497

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.06%	4.47%	4.37%	4.51%
Return of average assets	0.72%	0.94%	1.13%	1.19%
Return on average shareholders' equity	9.13%	12.00%	13.59%	14.68%
Shareholders' equity to total assets (period end)	7.73%	7.67%	7.73%	7.67%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,687,033	$8,132,844	$8,303,432	$7,424,782
Provision for loan losses	785,000	655,000	2,038,000	2,513,282
Charge-offs	(447,667)	(538,231)	(1,626,458)	(1,958,551)
Recoveries	78,692	53,819	388,084	323,919
Balance, end of period	$9,103,058	$8,303,432	$9,103,058	$8,303,432

ASSET QUALITY:
Non-accrual loans	$7,987,472	$7,559,610
90 days past due and still accruing	-	78,343
Other real estate owned	482,959	344,261
Total non-performing assets	$8,470,431	$7,982,214
Non-performing assets to total assets	0.93%	0.97%
Allowance for loan losses to non-performing assets	107.47%	104.02%
Allowance for loan losses to total loans	1.26%	1.27%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade*
	12/31/2007	12/31/2006
Risk 1 (excellent quality)	11.06%	12.03%
Risk 2 (high quality)	14.06%	14.89%
Risk 3 (good quality)	62.53%	60.31%
Risk 4 (management attention)	9.51%	10.46%
Risk 5 (watch)	1.57%	0.41%
Risk 6 (substandard)	0.13%	0.70%
Risk 7 (low substandard)	0.03%	0.02%
Risk 8 (doubtful)	0.00%	0.00%
Risk 9 (loss)	0.00%	0.00%

*Excludes non-accrual loans

At December 31, 2007 there were two relationships exceeding $1.0 million (which totaled $6.9 million) in the Watch risk grade, no relationships exceeding $1.0 million in the Substandard risk grade and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)